Exhibit 99.1

Myomo Reports Progress with China Joint Venture, Receives Partial Payment of Technology License Fee

BOSTON (April 4, 2022) – Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a wearable medical robotics company that offers increased functionality for those suffering from neurological disorders and upper-limb paralysis, provides an update on the status of its joint venture (“JV”) in China and the associated impact on first quarter 2022 revenue. As of March 31, 2022, a portion of the technology license fee from the JV Company, Jiangxi Myomo Medical Assistive Appliance Co. Ltd., has been paid. The Company received $1.0 million of the total $2.7 million license fee during March, which will be accounted for as revenue during the three months ended March 31, 2022.

David Henry, Myomo’s chief financial officer, said, “This license revenue is additive to first quarter product revenue, which on March 9, 2022 we stated would be in the range of $2.6 million to $3.0 million. Our joint venture is making tangible progress toward beginning operations, and we expect the remainder of the license fee will be paid during the second quarter. At that point we will begin transfer of the technology and record the remaining $1.7 million as revenue. In anticipation of this final payment, plans are underway to assist joint venture staff in establishing operations for the production and sale of the MyoPro’s for individuals in China with upper-limb paralysis.”

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers improved arm and hand function for those suffering from neurological disorders and upper-limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper-limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of certain patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Boston, Massachusetts, with sales and clinical professionals across the U.S. and representatives internationally. For more information, please visit www.myomo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, including expectations for revenues in the first quarter of 2022 and payment of the remainder of the technology license fee, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among other things:

•

the direct and indirect impact of the novel coronavirus (COVID-19) on our business and operations, including fabrication and delivery, sales, patient consultations, supply chain, manufacturing, insurance reimbursements and employees;

•	our ability to continue normal operations and patient interactions in order to deliver and fit our custom-fabricated device;

•	our marketing and commercialization efforts;

•	our ability to achieve reimbursement from third-party payers for our products;

•	our dependence upon external sources for the financing of our operations, to the extent that we do not achieve or maintain cash flow breakeven;

•	our ability to effectively execute our business plan and scale up our operations;

•	our expectations as to our product development programs, and;

•	general market, economic, environmental and social factors that may affect the evaluation, fitting, delivery and sale of our products to patients.

More information about these and other factors that potentially could affect our financial results is included in Myomo’s filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Myomo:

ir@myomo.com

LHA Investor Relations:

Kim Sutton Golodetz

kgolodetz@lhai.com

212-838-3777

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